UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2005

SOLECTRON CORPORATION

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	1-11098 (Commission File Number)	94-2447045 (IRS Employer Identification No.)

847 Gibraltar Drive, Milpitas, California (Address of principal executive offices)	95035 (Zip Code)

Registrant’s telephone number, including area code: (408) 957-8500

Not Applicable
(Former name or former address, if changed since last report.)

SECTION 2 — Financial Information

ITEM 2.05 Costs Associated with Exit or Disposal Activities

On April 27, 2005, the Audit Committee of Solectron’s Board of Directors approved a restructuring plan with associated charges estimated to range between $100-$115 million, of which approximately 90% represents cash expenditures. The expected completion date for this restructuring plan is the end of the third quarter of fiscal 2006. The restructuring plan is necessary to continue to refine our cost structure by adjusting our capacities and strengthening our position in low cost geographies. These restructuring actions will involve reducing the workforce by approximately 3,500 employees, the majority of which are in non-U.S. locations, and vacating approximately 850,000 square feet of facilities in Europe and North America. The estimated restructuring charges will consist of approximately $70-$80 million in severance costs, $7-$10 million in facility lease costs, $10-$12 million in facility and equipment impairment charges and $10-$12 million in transfer and other exit related costs.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2004	Solectron Corporation
/s/ Kiran Patel
Kiran Patel
Executive Vice President and Chief Financial Officer